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                                                                    EXHIBIT 3.12



                           ARTICLES OF INCORPORATION
                                       OF
                        PACIFICARE PHARMACY CENTERS, INC.


                                    ARTICLE I

               Name and Duration. The name of this corporation shall be PacifiCare Pharmacy Centers, Inc. ("Corporation") and its duration shall be perpetual.


                                   ARTICLE II

               Purpose. The purpose of Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporation's Code.


                                   ARTICLE III

               Initial Agent. The name and address of Corporation's initial agent for service of process shall be Joseph S. Konowiecki, Esq., c/o Konowiecki & Rank, 201 North Figueroa Street, Third Floor, Los Angeles, California 90012-2626.


                                   ARTICLE IV

               Authorized Shares. Corporation's capital stock shall consist of only one class of shares, that of common stock, without par value. Corporation is authorized to issue one million (1,000,000) shares of common stock, no par value.


                                    ARTICLE V

               Original Shareholder. The original shareholder of Corporation shall be PacifiCare Health Systems, Inc., a Delaware corporation, with its principal place of business located at 5995 Plaza Drive, Cypress, California 90630.




                                       1
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        On this 7th day of August, 1990, I, the undersigned incorporator of
PacifiCare Pharmacy Centers, Inc., declare under penalty of perjury that I have examined the foregoing and that to the best of my knowledge and belief it is true, correct, and complete.



                                            /s/ Denise E. Hanna
                                            -------------------------------
                                            Denise E. Hanna, Esq.



        I declare that I am the person who executed the above instrument, and that this instrument is my act and deed.



                                            /s/ Denise E. Hanna
                                            -------------------------------
                                            Denise E. Hanna, Esq.

                                            Dated: August 1, 1990




                                       2
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                           CERTIFICATE OF AMENDMENT OF
                            ARTICLES OF INCORPORATION
                                       OF
                        PACIFICARE PHARMACY CENTERS, INC.


        Richard Lipeles and Kevin Mowll certify that:

        1. They are the president and secretary, respectively, of PacifiCare Pharmacy Centers, Inc., a California corporation.

        2. An article designated VI is added to the articles of incorporation to red as follows:


                                   "ARTICLE VI

                      Limiting Directors' Liability. The liability of the directors of Corporation for monetary damages shall be eliminated to the fullest extent permissible under California Law."

        3. An article designated VII is added to the articles of incorporation to read as follows:


                                  "ARTICLE VII

                      Expanded Indemnification of Agents. Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for the breach of a duty to Corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limitations on such excess indemnification set forth in Section 204 of the Corporations Code."

        The foregoing amendments to the articles of incorporation have been duly approved by Corporation's board of directors.

        The foregoing amendments have been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. Corporation has only one class of shares and the number of outstanding shares is ten thousand (10,000). The number of shares voting in favor of these amendments equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

        We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.



Dated:  April 14, 1991                      By:  /s/ Richard Lipeles
                                                 -------------------------------
                                                 Richard Lipeles, President


                                            By:  /s/ Kevin Mowll
                                                 -------------------------------
                                                 Kevin Mowll, Secretary

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                        PACIFICARE PHARMACY CENTERS, INC.


        Ed Feaver and Joseph Konowiecki certify that:

        1. They are the President and Secretary, respectively, of PacifiCare Pharmacy Centers, Inc., a California corporation.

        2. Article One of the Articles of Incorporation is amended to read in its entirety as follows:

        "The name of this corporation is Rx Solutions, Inc."

        3. The foregoing amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

        4. The foregoing amendment has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.



                                               /s/ Ed Feaver
                                               ---------------------------------
                                               Ed Feaver, President


                                               /s/ Joseph Konowiecki
                                               ---------------------------------
                                               Joseph Konowiecki, Secretary


                                  Verification

        We further declare under penalty of perjury under the laws of the State of California that the statements contained in this certificate are true and correct of our knowledge, and that this declaration was executed on September 26, 2000 at Santa Ana, California.



                                               /s/ Ed Feaver
                                               ---------------------------------
                                               Ed Feaver, President


                                               /s/ Joseph Konowiecki
                                               ---------------------------------
                                               Joseph Konowiecki, Secretary

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                               RX SOLUTIONS, INC.

        Edward M. Feaver and Joseph S. Konowiecki certify that:

        1. They are the President and Secretary, respectively, of Rx Solutions, Inc., a California corporation (the "Corporation").

        2. Article One of the Articles of Incorporation of the Corporation is amended to read in its entirety as follows:

        "The name of this corporation is RxSolutions, Inc."

        3. The foregoing amendment of the Articles of Incorporation has been fully approved by the Board of Directors of the Corporation.

        4. The foregoing amendment has been duly approved by the required vote of shareholders of the Corporation in accordance with Section 902 of the California Corporations Code. The total number of outstanding shares of the corporation is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.



                                               /s/ Edward M. Feaver
                                               ---------------------------------
                                               Edward M. Feaver, President


                                               /s/ Joseph S. Konowiecki
                                               ---------------------------------
                                               Joseph S. Konowiecki, Secretary


                                  Verification

        We further declare under penalty of perjury under the laws of the State of California that the statements contained in this certificate are true and correct to our knowledge, and that this declaration was executed on December 3, 2001 at Santa Ana, California.



                                               /s/ Edward M. Feaver
                                               ---------------------------------
                                               Edward M. Feaver, President


                                               /s/ Joseph S. Konowiecki
                                               ---------------------------------
                                               Joseph S. Konowiecki, Secretary